Exhibit 99.1

April 22, 2008 Shareholders Annual Meeting growth efficiency financial strength

Forward-Looking Statements This presentation may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about (i) Hudson City Bancorp, Inc.'s ("Hudson City" or "HCBK") plans, objectives, expectations and intentions and other statements contained in this presentation that are not historical facts; and (ii) other statements identified by words such as "may", "believe", "expect", "anticipate", "should", "plan", "estimate", "predict", "continue", "potential", or words of similar meaning. Factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in Hudson City's 2007 Annual Report on Form 10-K filed with the Securities and Exchange Commission and are available at the SEC's Internet site (http://www.sec.gov) or through our Internet site (http://www.hcbk.com). Any or all of the forward-looking statements in this presentation and in any other public statements made by Hudson City may turn out to be wrong. They can be affected by inaccurate assumptions Hudson City might make or by known or unknown risks and uncertainties. Consequently, no forward-looking statement can be guaranteed, Hudson City does not intend to update any of the forward-looking statements after the date of this presentation or to conform these statements to actual events.

Our average deposits-per-branch of $127 million continue to exceed the national average of $69 million for FDIC insured institutions. Increased number of branches by 32% since January 2006 to 119 branch locations : 91 in New Jersey, 22 in New York and 6 in Connecticut (8 committed for 2008) "First-step" conversion in July 1999, selling 47% and raising $541 million and completed "second-step" conversion on June 7, 2005 raising $3.9 billion Second-largest thrift based on a market capitalization of $9.3 billion with assets over $44 billion Since December 31, 1999: Grown assets, deposits, and EPS by 421%, 127% and 258%1 Stock price has appreciated 863% as of December 31, 2007 Overview Reflects change in total assets and total deposits from December 31, 1999 to December 31, 2007 and change in EPS from full year 2000 to December 31, 2007

"Best-Managed Bank of the Year." Forbes, 12/20/07 Simple, Consistent Operating Model Originate and purchase single family mortgage loans A jumbo originator and purchaser Retain all loans originated and purchased Outstanding credit quality Multiple mortgage loan distribution channels Retail (our own agents and extensive branch network ) Retail (mortgage brokers and bankers) Wholesale (geographic diversity) Fund lending and investing activities with retail deposits and borrowings Industry-leading operating efficiency ratio of 25.7% Effective customer service and attractive pricing growth

2007... Our eighth consecutive year of 20% or better asset growth.

Total Assets 1999 8519 2000 9380.373 2001 11426.768 2002 14144.604 2003 17033.36 2004 20145.981 2005 28075 2006 35507 2007 44424 Strong Asset Growth (in millions) CAGR of 22.93% (CAGR) Compounded Annual Growth Rate at December 31

Our Fairfield County, CT presence, has yielded almost the same loan production figures as our Bergen County marketplace, our historical leader. Continue strategy of internally-generated growth Increase mortgage originations and purchases Pursue branch expansion in existing and adjacent markets with similar demographics Capitalize on merger-related market disruption, particularly the acquisition of traditional thrifts Ability to target both high- and moderate-income customers facilitates expansion Strategy: Focused Growth

What We DON'T Do... Subprime Loans Negative Amortization Loans Option ARM Loans

Growth in Desirable Markets COUNTY HHI Rank Morris, NJ 6 Somerset, NJ 8 Putnam, NY 9 Rockland, NY 17 Fairfield, CT 30 Westchester, NY 31 Suffolk, NY 37 Bergen, NJ 41 Monmouth, NJ 48 Source: SNL DataSource. We Have Branches Located in 9 of the Top 50 Counties in the U.S. in Terms of Median Household Income

12/31/07 # of Branches 7 4 6 7 11 2006 2007 New Jersey (DeNovo) 98055 252574 Staten Island, NY 105519 243306 Fairfield, CT 259744 335333 Long Island, NY 284739 487250 Westchester, NY 921290 935510 Strong Growth in New Markets at December 31 +71% Number of Deposits (in $ thousands) +29% +131% +2% +158%

12/31/07 # of Branches 7 4 6 7 11 35 2006 2007 New Jersey 105519 243306 Staten Island 98055 252574 Fairfield, CT 259744 335333 Long Island, NY 284739 487250 Westchester, NY 921290 935510 Total 1669347 2253973 Strong Growth in New Markets at December 31 Number of Deposits (in $ thousands) +71% +29% +131% +2% +158% +35%

efficiency

* Source: SNL DataSource Industry-Leading Operational Efficiency Hudson City ranked #1 in efficiency ratio among the 50 largest banks and thrifts by assets at December 31, 2007* $127 million in average deposits per branch at December 31, 2007 Efficiency Ratio 1999 0.2767 2000 0.3055 2001 0.2804 2002 0.2376 2003 0.2381 2004 0.236 2005 0.224 2006 0.257 2007 0.257 at December 31 Efficiency Ratio

Frugality is best measured by a bank's efficiency ratio (defined as a ratio of overhead costs such as salaries, rent, and so on to revenue). "The top spot again goes to Hudson City." November 12, 2007 financial strength

Diluted Earnings per Share 1Q2007 0.13 2Q2007 0.14 3Q2007 0.15 4Q2007 0.16 Earnings Per Share

"The top-performing bank over the past year with a 15.6% return." The New York Times, 9/07 + Initial (7/99) split adjusted stock price $1.56 - Total cumulative dividend paid $1.60 = Net cost of shares purchase in IPO $ - 0.04

Insider Ownership Institutional Ownership Individual Investors HCBK Ownership 45850593 33640151 125099162 Insider Ownership Institutional Ownership Non-Institutional Ownership HCBK Ownership 10 67 23 HCBK Ownership Breakdown Institutional Investors Individual Investors Insider Ownership** * Excludes MHC Shares ** Includes Beneficial Ownership of Directors and Executives Officers plus the ESOP (Insider Ownership: 45.9 million split adjusted shares in May 2005 and 51.4 million shares in December 2007 Source: NASDAQ Online and Morrow & Co Institutional Investors Insider Ownership** Individual Investors May 2005* December 2007

Consistently Superior Credit Quality Hudson City Peers 1999 0.17 0.51 2000 0.14 0.375 2001 0.14 0.44 2002 0.15 0.48 2003 0.12 0.41 2004 0.11 0.21 2005 0.07 0.17 2006 0.09 2007 0.19 at December 31 Non-Performing Assets/Total Assets

Hudson City quality among the top 3 lenders nationwide for conservative underwriting standards. "Hudson doesn't--and has never-issued subprime or low down-payment mortgages. And unlike many other lenders, they hold onto all mortgages they originate rather than selling them on the secondary market." August 21, 2007 August 2007

Winning Formula = High Efficiency + Conservative Credit Underwriting Competitive Pricing + Profit

HudsonCity

The Dow Jones Industrial Average

Current 30 Component List

	OPEN 7/13/99	CLOSE 4/15/08	Stock Price Appreciation
Caterpillar Inc.	30.50	75.95	149.02%
Exxon Mobil Corp.	39.72	90.80	128.60%
United Technologies Corp.	35.09	70.84	101.88%
Chevron Corp.	49.47	90.17	82.27%
3M Co.	44.16	78.84	78.53%
Boeing Co.	44.69	75.70	69.39%
Procter & Gamble Co.	43.50	70.23	61.45%
Johnson & Johnson	48.72	65.65	34.75%
McDonald's Corp.	43.94	55.96	27.36%
Wal-Mart Stores Inc.	47.44	56.27	18.61%
Alcoa Inc.	31.09	34.84	12.06%
Hewlett-Packard Co.	41.80	45.82	9.62%
American Express Co.	39.46	43.15	9.35%
Walt Disney Co.	27.81	29.93	7.62%

	OPEN 7/13/99	CLOSE 4/15/08	Stock Price Appreciation
Coca-Cola Co.	**63.06**	**60.94**	**-3.36%**
Bank of America Corp.	**37.31**	**35.58**	**-4.64%**
IBM Corp.	**137.81**	**117.17**	**-14.98%**
General Electric Co.	**38.46**	**31.98**	**-16.85%**
JPMorgan Chase & Co.	**56.08**	**42.12**	**-24.89%**
AIG Inc.	**63.40**	**44.11**	**-30.43%**
E.I. DuPont de Nemours & Co.	**70.63**	**48.93**	**-30.72%**
AT&T Inc.	**55.81**	**37.33**	**-33.11%**
Citigroup Inc.	**34.10**	**22.80**	**-33.14%**
Home Depot Inc.	**43.58**	**27.93**	**-35.91%**
Intel Corp.	**32.72**	**20.91**	**-36.09%**
Microsoft Corp.	**47.09**	**28.25**	**-40.01%**
Merck & Co. Inc.	**70.98**	**41.22**	**-41.93%**
Verizon Communications Inc.	**60.65**	**35.11**	**-42.11%**
Pfizer Inc.	**37.38**	**20.71**	**-44.60%**
General Motors Corp.	**68.69**	**19.12**	**-72.16%**

all quotes split adjusted
Source: DJ & Market Watch

HUDSON CITY

Imagine the "Dow 31"

HCBK vs. the DJIA

	OPEN 7/13/99	CLOSE 4/15/08	Stock Price Appreciation
Hudson City Bancorp, Inc	**1.56**	**17.39**	**1014.74%**
Dow Jones Industrial Average Component Companies:			
Caterpillar Inc.	30.50	75.95	149.02%
Exxon Mobil Corp.	39.72	90.80	128.60%
United Technologies Corp.	35.09	70.84	101.88%
Chevron Corp.	49.47	90.17	82.27%
3M Co.	44.16	78.84	78.53%
Boeing Co.	44.69	75.70	69.39%
Procter & Gamble Co.	43.50	70.23	61.45%
Johnson & Johnson	48.72	65.65	34.75%
McDonald's Corp.	43.94	55.96	27.36%
Wal-Mart Stores Inc.	47.44	56.27	18.61%
Alcoa Inc.	31.09	34.84	12.06%
Hewlett-Packard Co.	41.80	45.82	9.62%
American Express Co.	39.46	43.15	9.35%
Walt Disney Co.	27.81	29.93	7.62%

	OPEN 7/13/99	CLOSE 4/15/08	Stock Price Appreciation
Coca-Cola Co.	63.06	60.94	-3.36%
Bank of America Corp.	37.31	35.58	-4.64%
IBM Corp.	137.81	117.17	-14.98%
General Electric Co.	38.46	31.98	-16.85%
JPMorgan Chase & Co.	56.08	42.12	-24.89%
AIG Inc.	63.40	44.11	-30.43%
E.I. DuPont de Nemours & Co.	70.63	48.93	-30.72%
AT&T Inc.	55.81	37.33	-33.11%
Citigroup Inc.	34.10	22.80	-33.14%
Home Depot Inc.	43.58	27.93	-35.91%
Intel Corp.	32.72	20.91	-36.09%
Microsoft Corp.	47.09	28.25	-40.01%
Merck & Co. Inc.	70.98	41.22	-41.93%
Verizon Communications Inc.	60.65	35.11	-42.11%
Pfizer Inc.	37.38	20.71	-44.60%
General Motors Corp.	68.69	19.12	-72.16%

all quotes split adjusted
Source: DJ & Market Watch

HCBK vs. DJIA Financials TICKER OPEN 7/13/99 CLOSE 4/15/08 Stock Price Appreciation Hudson City Bancorp, Inc HCBK 1.56 17.39 1014.74% DJIA Financials: American Express Co. AXP 39.46 43.15 9.35% Bank of America Corp. BAC 37.31 35.58 - 4.64% JPMorgan Chase & Co. JPM 56.08 42.12 - 24.89% Citigroup Inc. C 34.10 22.80 - 33.14% all quotes split adjusted Source: DJ & Market Watch

On February 14, 2007 Hudson City joined the S&P 500. From mid-July through August, Hudson City led the S&P 500 Index, a time when the subprime loan crisis dominated the media headlines.

"All told, we view Hudson's valuation as compelling and our recommendation is 5 STARS (strong buy)." BusinessWeek, 10/07

"The top-performing bank over the past year with a 15.6% return." September 25, 2007 Hudson City Bancorp Ranks #2, among banks, for 5-year performance. Wall Street Journal Scoreboard-February 2007

Hudson City Bancorp Ranks #2 among banks, for 5-year performance. Wall Street Journal

"As of June 30, 2007, Hudson City had a 27.5% risk-based capital ratio, far above the 10% for a well-capitalized company." "We look for earnings to grow at an approximate 18% rate over the next five years and 25% over the next three years." "We believe that the company is well positioned for a lower interest-rate environment." "We believe Hudson's corporate governance policies are sound." "The company has one of the highest-quality loan portfolios among its peers." "All told, we view Hudson's valuation as compelling and our recommendation is 5 STARS (strong buy)." October 2, 2007

Ronald E. Hermance, Jr., Banker of the Year Mad Money with Jim Cramer, January 2008

"Best-Managed Bank of the Year." 12/20/07

1Q2008

1st Quarter 2008 - Growth, Efficiency and Financial Strength 3/31/07 12/31/07 3/31/08 Net Change 3/31/08 - 3/31/07 Net Income $71.2 mil $77.5 mil $88.7 mil +25% Total Assets $37.5 bil $44.4 bil $46.8 bil +25% Net Loan $20.3 bil $24.2 bil $24.9 bil +23% EPS (basic) $0.14 $0.16 $0.18 +29% EPS (diluted) $0.13 $0.16 $0.18 +38% Efficiency Ratio 26.01% 25.92% 24.66% 4/24/07 1/22/08 4/21/08 Net Change 4/21/08 - 1/22/08 Dividends Declared $0.08 $0.09 $0.11 +22% Quarter Ending As of:

April 22, 2008 Shareholders Annual Meeting growth efficiency financial strength